                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

Kitty Hawk, Inc.
Dallas, Texas

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-74469 of Kitty Hawk, Inc. on Form S-3 of our reports relating to the combined financial statements and financial statement schedule of American International Airways, Inc. and related companies (collectively the "Companies") dated October 16, 1997 (which reports express an unqualified opinion and include an explanatory paragraph which indicates that there are matters that raise substantial doubt about the Companies' ability to continue as a going concern) appearing in the Current Report Form 8-K of Kitty Hawk, Inc. dated December 4, 1997, and to our report dated September 29, 1997 relating to the statements of certain assets sold of AIA as of December 31, 1996 appearing in Amendment No. 1 to Current Report on Form 8-K of Kitty Hawk, Inc. dated November 7, 1997.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


/s/ DELOITTE & TOUCHE LLP


March 30, 1999